                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                 FORM 8-K/A
                              (AMENDMENT NO. 1)

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)    May 9, 1995
                                                         ---------------

                             TCA Cable TV, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


            Texas                       0-11478                  75-1798185
       --------------                ------------           --------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation                File Number)           Identification No.)


         3015 S.S.E. Loop 323, Tyler, Texas                       75701
     ---------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code  (903) 595-3701
                                                         ----------------

         Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by TCA Cable TV, Inc. on May 24, 1995. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 20, 1995, Tele-Communications of Northwest Arkansas Limited Partnership ("TCNA LP") entered into an asset purchase agreement (as amended, the "Fayetteville Agreement") with Time Warner Entertainment Company, L.P. ("Time Warner"), through its division Time Warner Cable Ventures pursuant to which TCNA LP would acquire the assets of, and assume certain liabilities related to, the operation of cable television systems (the "Fayetteville System") in and around the following cities in Arkansas: Fayetteville, Elkins, Farmington, Greenland, and unincorporated areas of Washington County (the "Fayetteville Transaction").

         TCA Cable TV, Inc. (the "Company") indirectly through various subsidiaries (i) is an 80% limited partner of TCNA LP and (ii) (A) owns a 49% limited partnership interest in the 20% general partner of TCNA LP and (B) owns 49% of the 51% general partner of the 20% general partner of TCNA LP.

         The Fayetteville Transaction was consummated on May 9, 1995.

         The assets acquired in the Fayetteville Transaction included, with certain exceptions as set forth in the Fayetteville Agreement, all of the assets and properties, real and personal, tangible and intangible, used by Time Warner in its operation of the Fayetteville System. TCNA LP intends to continue to use such assets to provide cable television services to the subscribers in the Fayetteville System. As part of the Fayetteville Transaction, Time Warner entered into a noncompetition agreement, pursuant to which Time Warner agreed, with certain specified exceptions, not to own or provide service to any cable system or other entity engaged in the use of a competing technology, broadcast television or newspaper publishing that provides services to customers within 50 miles of the location of the headend of the Fayetteville System.

         The aggregate consideration paid in the Fayetteville Transaction was approximately $39,060,000, subject to certain post closing adjustments as set forth in the Fayetteville Agreement. The acquisition consideration for the Fayetteville Transaction were determined by negotiations between the parties to the agreements.

         To the best knowledge of the Company, there is no material relationship between Time Warner and the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

         The primary sources of funds used in the Fayetteville Transaction were unsecured loans extended by NationsBank of Texas, N.A. and Texas Commerce Bank, N.A. to the Company and subsequent loans and capital contributions from subsidiaries of the Company to TCNA LP.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements

         Audited statement of assets, liabilities and net assets of Warner Cable Communications-Fayetteville, Arkansas Division, a division of Time Warner Entertainment Company, L.P. ("Time Warner-Fayetteville"), as of December 31, 1994, and the related statements of revenues and expenses and changes in net assets and cash flows for the year then ended along with the unaudited statement of assets, liabilities, and net assets of Time Warner-Fayetteville, as of March 31, 1995 and 1994, and the related statements of revenues and expenses and changes in net assets and cash flows for the three months then ended are attached hereto as Annex A and made a part hereof.

         (b)     Pro Forma Financial Information

         The following unaudited Pro Forma Balance Sheet of the Company and Subsidiaries attached hereto as Annex B has been adjusted to give effect to the purchase of the Fayetteville System on May 9, 1995, through TCNA LP as though such purchase had occurred on January 31, 1995. The unaudited Pro Forma Statements of Operations of the Company and Subsidiaries for the three months ended January 31, 1995, and the year ended October 31, 1994 also attached hereto as Annex B present the historical results of the Company as if TCNA LP had purchased the Fayetteville System on November 1, 1993. Such pro forma information is not necessarily indicative of operating results that would have been achieved had the purchase been consummated at the beginning of the respective periods presented and should not be construed as representative of future operations.

         The unaudited Pro Forma Financial Statements should be read in conjunction with the historical Financial Statements of the Company and the financial statements included in Item 7(a) herein. The unaudited historical Financial Statements of the Company for the three months ended January 31, 1995 include, in the opinion of management, all adjustments necessary for a fair presentation of the results of such periods.

         (c)        Exhibits.

         The following is a list of exhibits filed as part of this Current Report on Form 8-K:

Exhibit No.         Description

         2.1 Asset Purchase Agreement, dated January 20, 1995, between Tele-Communications of Northwest Arkansas Limited Partnership and Time Warner Entertainment Company, L.P., through its division Time Warner Cable Ventures.(1)

         2.2 Letter Agreement, dated April 24, 1995, between Tele-Communications of Northwest Arkansas Limited Partnership and Time Warner

                    Entertainment Company, L.P., through its division Time Warner Cable Ventures, amending Asset Purchase Agreement.(2)

        23.1        Consent of Ernst & Young LLP.(3)

__________________

         (1) Previously filed as an exhibit to the Company's annual report on Form 10-K for the year ended October 31, 1994 and incorporated herein by reference.

         (2) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed May 24, 1995 and incorporated herein by reference.

         (3)        Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TCA CABLE TV, INC.



Date:  September 11, 1995               By:  /s/ JIMMIE F. TAYLOR
                                           ------------------------------------
                                             Jimmie F. Taylor
                                        Its: VP, CFO & Treasurer
                                             ----------------------------------

                                   ANNEX A

[LOGO]                        ________________________________________
                              Financial Statements

                              WARNER CABLE COMMUNICATIONS-
                              FAYETTEVILLE, ARKANSAS DIVISION
                              A Division of Time Warner
                              Entertainment Company, L.P.

                              Year Ended December 31, 1994
                              with Report of Independent Auditors


                              ERNST & YOUNG LLP

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                              FINANCIAL STATEMENTS


                          Year ended December 31, 1994





                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . .  1

Audited Financial Statements

Statement of Assets, Liabilities and Net Assets . . . . . . . . . .  2
Statement of Revenues and Expenses and Changes in Net Assets  . . .  3
Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . .  4
Notes to Financial Statements . . . . . . . . . . . . . . . . . . .  5

                         REPORT OF INDEPENDENT AUDITORS

Time Warner Entertainment Company, L.P.
Stamford, Connecticut

We have audited the accompanying statement of assets, liabilities and net assets of Warner Cable Communications-Fayetteville, Arkansas Division, a division of Time Warner Entertainment Company, L.P., as of December 31, 1994, and the related statements of revenues and expenses and changes in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Warner Cable Communications-Fayetteville, Arkansas Division is a part of Time Warner Entertainment Company, L.P., and has no separate legal status or existence. Transactions with Time Warner Entertainment Company, L.P., and other affiliates are described in Note 3.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net assets of Warner Cable Communications-Fayetteville, Arkansas Division, a division of Time Warner Entertainment Company, L.P., at December 31, 1994, and its revenue and expenses and changes in net assets and cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

August 11, 1995

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS

                               December 31, 1994


 ASSETS
 Cash                                                   $     64,929

 Accounts receivable, less allowance for doubtful
   accounts of $30,952                                       286,339
 Prepaid expenses and other assets                            17,966

 Property, plant and equipment, at cost (Note 2):
   Land, building and improvements                            84,646
   Distribution system                                    10,069,054
   Vehicles and other equipment                              389,728
   Construction in progress                                    4,857
                                                        ------------
                                                          10,548,285
   Less accumulated depreciation                          (5,070,574)
 Net property, plant and equipment                         5,477,711
                                                        ------------

 Franchise costs, less accumulated amortization of
   $705,634 (Note 2)                                          73,417
                                                        ------------
                                                        $  5,920,362
                                                        ============

 LIABILITIES AND NET ASSETS
 Accounts payable                                       $     81,272
 Accrued liabilities                                         609,136
 Subscribers' advance payments                               232,327
 Net assets (Note 1)                                       4,997,627
                                                        ------------
                                                        $  5,920,362
                                                        ============

See accompanying notes.

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

          STATEMENT OF REVENUES AND EXPENSES AND CHANGES IN NET ASSETS

                          Year ended December 31, 1994


 Revenues:
   Service                                                        $5,430,650
   Connection and other                                              930,833
                                                                  ----------
                                                                   6,361,483

 Expenses:
   Programming                                                     1,432,390
   Plant and operating                                             1,014,346
   General and administrative                                        404,893
   Marketing and advertising                                         162,031
   Corporate overhead                                                476,369
   Depreciation and amortization (Note 2)                            936,159
   Gain on sale of fixed assets, net                                  (8,594)
                                                                  ----------
                                                                   4,417,594
                                                                  ----------
 Operating income                                                  1,943,889
 Interest expense                                                    192,862
                                                                  ----------
 Net income                                                        1,751,027

 Net assets at beginning of year                                   5,185,024
 Net payments to Time Warner Entertainment
   Company, L.P. (Note 3)                                         (1,938,424)
                                                                  ----------
 Net assets at end of year                                        $4,997,627
                                                                  ==========


See accompanying notes.

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                            STATEMENT OF CASH FLOWS

                          Year ended December 31, 1994


 OPERATING ACTIVITIES
 Net income                                                        $ 1,751,027
 Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                                     936,159
     Changes in noncash working capital:
       Accounts receivable, prepaid
         expenses, and other assets                                   (157,016)
       Accounts payable, accrued liabilities, and
         subscribers' advance payments                                 196,502
                                                                   -----------
 Net cash provided by operating activities                           2,726,672

 INVESTING ACTIVITIES
 Purchases of property, plant and equipment, net                      (760,665)

 FINANCING ACTIVITIES
 Net payments to Time Warner Entertainment
   Company, L.P. (Note 3)                                           (1,938,424)
                                                                   -----------

 Net increase in cash                                                   27,583
 Cash at beginning of year                                              37,346
                                                                   -----------
 Cash at end of year                                               $    64,929
                                                                   ===========

See accompanying notes.

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1994


1. DESCRIPTION OF BUSINESS

Warner Cable Communications-Fayetteville, Arkansas Division (the Division), a division of Time Warner Entertainment Company, L.P. (TWE), is principally engaged in the cable television business. Such operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee through a network of coaxial cables. The Division operates in several cities and surrounding areas under non-exclusive franchise agreements as follows:

                 FRANCHISING AREA                FRANCHISE AGREEMENT EXPIRATION
                 -----------------               ------------------------------
                   City of Elkins                           2/10/05
               City of Fayetteville                         10/31/95
               County of Washington                         10/13/99
                 City of Farmington                         12/15/99
                 City of Springdale                         7/27/07
                 City of Greenland                          5/12/06

The Division has no separate legal status or existence. The Division's resources and existence are at the disposal of TWE management, subject to contractual commitments by TWE to perform certain long-term contracts within the present divisional structure. The Division's assets are legally available for the satisfaction of debts of TWE, not solely those appearing in the accompanying statements, and its debts may result in claims against assets not appearing therein. The Division is one of several divisions and affiliates of TWE, and transactions and the terms thereof may be arranged by and among members of the affiliated group.

2. SIGNIFICANT ACCOUNTING POLICIES

PROPERTY, PLANT AND EQUIPMENT

Depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

                 Building and improvements                    10-25 years
                 Distribution system                           3-15 years
                 Vehicles and other equipment                  3-10 years

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)




2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FRANCHISE COSTS

The Division has deferred costs incurred to acquire the franchise. Amortization of these costs is provided on the straight-line basis over the terms of the franchise agreement.

STATEMENT OF CASH FLOWS

For purposes of this statement, cash includes all highly liquid investments purchased with original maturities of three months or less.

INCOME TAXES

As a U.S. partnership, TWE is not subject to federal and state income taxation. As a result, a provision for income taxes has not been included in the financial statements.

3. RELATED PARTY TRANSACTIONS

Interest charged to the Division by TWE was computed by multiplying a portion of the Division's average net assets by the average interest rate on TWE's outstanding borrowings. Interest charged to the Division aggregated $192,862 for the year ended December 31, 1994.

The Division records charges for a portion of TWE's selling, general and administrative expenses ($476,369 for the year ended December 31, 1994), which are allocated by TWE to its divisions and affiliates based upon subscriber levels.

The statement of revenues and expenses and changes in net assets includes charges for programming and promotional services provided by Home Box Office and other affiliates of TWE. These charges are based upon customary rates.

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)




4. LEASES

Rental expenses for all operating leases, principally pole attachments, for the year ended December 31, 1994, amounted to $45,936. The Division has no significant noncancellable rental commitments.

5. BENEFIT PLANS

The Division participates in a noncontributory defined benefit pension plan (the Pension Plan) which is maintained by TWE and covers substantially all employees. Benefits under the Pension Plan are determined based on formulas which reflect the employees' years of service and average compensation for the highest five consecutive years of the last ten years of service. Total pension cost for the year ended December 31, 1994, was $23,854.

The Division also participates in a defined contribution plan maintained by TWE (The Time Warner Cable Employees' Savings Plan-Savings Plan) which covers substantially all employees. The Division's contributions to the Savings Plan can amount to up to 6.67% of the employee's eligible compensation during the plan year. The plan sponsor has the right in any year to set the maximum amount of the Division's contribution. Defined contribution plan expense totaled $5,568 for the year ended December 31, 1994.

6. SUBSEQUENT EVENT

Effective at the close of business on May 9, 1995, TWE sold all of the assets of the Division.

[LOGO]                        __________________________________________
                              Unaudited Financial Statements

                              WARNER CABLE COMMUNICATIONS-
                              FAYETTEVILLE, ARKANSAS DIVISION
                              A Division of Time Warner
                              Entertainment Company, L.P.

                              Three months ended March 31, 1995 and 1994


                              ERNST & YOUNG LLP

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                         UNAUDITED FINANCIAL STATEMENTS

                   Three Months ended March 31, 1995 and 1994

                                   CONTENTS

Unaudited Financial Statements

Statements of Assets, Liabilities and Net Assets . . . . . . . . . . .  1
Statements of Revenues and Expenses and Changes in Net Assets  . . . .  2
Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . .  3

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                STATEMENTS OF ASSETS, LIABILITIES AND NET ASSETS




                                                                        MARCH 31
                                                                 1995              1994
                                                            -------------------------------
                                                                       (Unaudited)
 ASSETS
 Cash                                                       $     44,684       $     50,886

 Accounts receivable, less allowance for doubtful
   accounts of $35,172 and $52,132 in 1995 and 1994,
   respectively                                                  450,893            294,996
 Prepaid expenses and other assets                                24,228             42,313

 Property, plant and equipment, at cost:
   Land, building and improvements                                84,646             84,646
   Distribution system                                        10,199,750          9,416,913
   Vehicles and other equipment                                  412,195            366,615
   Construction in progress                                       73,385            126,150
                                                            -------------------------------
                                                              10,769,976          9,994,324
   Less accumulated depreciation                              (5,302,239)        (4,455,424)
                                                            -------------------------------
 Net property, plant and equipment                             5,467,737          5,538,900

 Franchise costs, less accumulated amortization of
   $717,759 and $669,058 in 1995 and 1994,
   respectively                                                   61,292            109,993
                                                            -------------------------------
                                                            $  6,048,834       $  6,037,088
                                                            ===============================

 LIABILITIES AND NET ASSETS
 Accounts payable                                           $     96,253       $     90,081
 Accrued liabilities                                             733,084            473,406
 Subscribers' advance payments                                   403,979            327,600
 Net assets                                                    4,815,518          5,146,001
                                                            -------------------------------
                                                            $  6,048,834       $  6,037,088
                                                            ===============================

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

         STATEMENTS OF REVENUES AND EXPENSES AND CHANGES IN NET ASSETS




                                                     THREE MONTHS ENDED MARCH 31
                                                       1995              1994
                                                             (Unaudited)
                                                   -------------------------------
 Revenues:
   Service                                         $1,586,517           $1,421,368
   Connection and other                               273,285              212,620
                                                   -------------------------------
                                                    1,859,802            1,633,988

 Expenses:
   Programming                                        412,965              321,051
   Plant and operating                                255,555              248,108
   General and administrative                         108,039              100,795
   Marketing and advertising                           39,931               38,767
   Corporate overhead                                 135,354              118,317
   Depreciation and amortization                      238,283              230,094
   Gain on sale of fixed assets, net                  (18,788)             (18,994)
                                                   -------------------------------
                                                    1,171,339            1,038,138
                                                   -------------------------------
 Operating income                                     688,463              595,850
 Interest expense                                      47,345               49,602
                                                   -------------------------------
 Net income                                           641,118              546,248

 Net assets at beginning of period                  4,997,627            5,185,024
 Net payments to Time Warner Entertainment
   Company, L.P.                                     (823,227)            (585,271)
                                                   -------------------------------
 Net assets at end of period                       $4,815,518           $5,146,001
                                                   ===============================

          WARNER CABLE COMMUNICATIONS-FAYETTEVILLE, ARKANSAS DIVISION
             A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

                            STATEMENTS OF CASH FLOWS




                                                              THREE MONTHS ENDED MARCH 31
                                                               1995                1994
                                                           --------------------------------
                                                                     (Unaudited)
 OPERATING ACTIVITIES
 Net income                                                $   641,118            $ 546,248
 Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                             238,283              230,094
     Changes in noncash working capital:
       Accounts receivable, prepaid
         expenses, and other assets                           (170,816)            (190,020)
       Accounts payable, accrued liabilities, and
         subscribers' advance payments                         310,581              164,854
                                                           --------------------------------
 Net cash provided by operating activities                   1,019,166              751,176

 INVESTING ACTIVITIES
 Purchases of property, plant and equipment, net              (216,184)            (152,365)

 FINANCING ACTIVITIES
 Net payments to Time Warner Entertainment
   Company, L.P.                                              (823,227)            (585,271)
                                                           --------------------------------

 Net increase (decrease) in cash                               (20,245)              13,540
 Cash at beginning of period                                    64,929               37,346
                                                           --------------------------------
 Cash at end of period                                     $    44,684            $  50,886
                                                           ================================

                                   ANNEX B

                     TCA CABLE TV. INC. AND SUBSIDIARIES
                           PRO FORMA BALANCE SHEET
                                 (UNAUDITED)


                                                      TCA            FAYETTEVILLE
                                                JANUARY 31, 1995    MARCH 31, 1995    ADJUSTMENTS          PRO FORMA
ASSETS

Cash                                                 $2,447,776           $44,684       ($44,684)(a)        $2,447,776

Accounts receivable, subscribers                      5,324,633           450,893                            5,775,526

Accounts receivable, other                              145,222                 0                              145,222

Investments                                           2,087,693                 0                            2,087,693

Property, plant and equipment, at cost              282,340,065        10,769,976     (5,511,154)(a)       287,598,887
Less accumulated depreciation                      (167,563,804)       (5,302,239)     5,302,239 (a)      (167,563,804)
                                             ----------------------------------------------------    ------------------
Property, plant and equipment, net                  114,776,261         5,467,737       (208,915)          120,035,083
                                             ----------------------------------------------------    ------------------
Other assets:
Intangibles, net of
  accumulated amortization                          161,875,391            61,292     33,739,886 (a)       195,676,569
Prepaid expenses                                      1,362,396            24,228        (24,228)(a)         1,362,396
                                             ----------------------------------------------------    ------------------
                                                    163,237,787            85,520     33,715,658           197,038,965
                                             ----------------------------------------------------    ------------------
Total Assets                                       $288,019,372        $6,048,834    $33,462,059          $327,530,265
                                             ====================================================    ==================

LIABILITIES

Accounts payable                                     $9,164,198           $96,253       ($96,253)(a)        $9,164,198
Accrued expenses                                      9,512,729           733,084       (733,084)(a)         9,512,729
Subscriber advance payments                           4,094,206           403,979                            4,498,185
Income taxes payable                                  4,120,415                 0                            4,120,415
Deferred income taxes                                41,450,000                 0                           41,450,000
Term debt                                           116,945,741                 0     39,106,914 (a)       156,052,655
                                             ----------------------------------------------------    ------------------
Total Liabilities                                   185,287,289         1,233,316     38,277,577           224,798,182
                                             ----------------------------------------------------    ------------------

SHAREHOLDERS EQUITY

Common stock                                          2,474,026                 0                            2,474,026
Additional paid-in capital                           43,007,469                 0                           43,007,469
Retained earnings                                    61,054,342                                             61,054,342
Net assets                                                              4,815,518     (4,815,518)(a)                 0
                                             ----------------------------------------------------    ------------------
                                                    106,535,837         4,815,518     (4,815,518)          106,535,837
Less treasury stock, at cost                         (3,803,754)                0                           (3,803,754)
                                             ----------------------------------------------------    ------------------
Total Shareholders Equity                           102,732,083         4,815,518     (4,815,518)          102,732,083
                                             ----------------------------------------------------    ------------------
                                                   $288,019,372        $6,048,834    $33,462,059          $327,530,265
                                             ====================================================    ==================

       The accompanying notes are an integral part of the consolidated financial statements.

                     TCA CABLE TV, INC. AND SUBSIDIARIES
                      PRO FORMA STATEMENT OF OPERATIONS
                                 (UNAUDITED)


                                            TCA            FAYETTEVILLE
                                         YEAR ENDED         YEAR ENDED
                                     OCTOBER 31, 1994  DECEMBER 31, 1994   ADJUSTMENTS          PRO FORMA
Revenues                                 $162,300,265        $6,361,483                         $168,661,748

Operating expenses:
  Programming costs                        36,476,851         1,432,390                           37,909,241
  Other operating expenses                 46,235,512         2,057,639                           48,293,151
  Depreciation and amortization            33,635,939           936,159        259,459 (b)        34,831,557
                                   ----------------------------------------------------    ------------------
Total Operating Expenses                  116,348,302         4,426,188        259,459           121,033,949
                                   ----------------------------------------------------    ------------------
Operating Income                           45,951,963         1,935,295       (259,459)           47,627,799

Other income                                1,662,688             8,594                            1,671,282
Interest expense                           (9,747,932)         (192,862)    (2,634,568)(c)       (12,575,362)
                                   ----------------------------------------------------    ------------------
  Income before income taxes               37,866,719         1,751,027     (2,894,027)           36,723,719

Provision for (benefit from)
  income taxes:
  Current                                  11,805,000                       (1,161,043)(d)        10,643,957
  Deferred                                  3,087,114                          711,501 (d)         3,798,615
                                   ----------------------------------------------------    ------------------
                                           14,892,114                 0       (449,542)           14,442,572
                                   ----------------------------------------------------    ------------------
Income from continuing operations         $22,974,605        $1,751,027    ($2,444,485)          $22,281,147
                                   ==========================================================================

Weighted average number of
  common shares                            24,638,135        24,638,135     24,638,135            24,638,135

Earnings  per common share from
   continuing operations                        $0.93             $0.07         ($0.10)                $0.90


       The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                             TCA            FAYETTEVILLE
                                         THREE MONTHS      THREE MONTHS
                                             ENDED              ENDED
                                       JANUARY 31, 1995    MARCH 31, 1995    ADJUSTMENTS           PRO FORMA
Revenues                                   $43,304,289        $1,859,802                           $45,164,091

Operating expenses:
  Programming costs                          9,879,460           412,965                            10,292,425
  Other operating expenses                  11,614,317           538,879                            12,153,196
  Depreciation and amortization              6,326,594           238,283          60,621 (b)         6,625,498
                                    -----------------------------------------------------    ------------------
Total Operating Expenses                    27,820,371         1,190,127          60,621            29,071,119
                                    -----------------------------------------------------    ------------------
Operating Income                            15,483,918           669,675         (60,621)           16,092,972

Other income                                    72,804            18,788                                91,592
Interest expense                            (2,469,558)          (47,345)       (746,525)(c)        (3,263,428)
                                    -----------------------------------------------------    ------------------
  Income before income taxes                13,087,164           641,118        (807,146)           12,921,136

Provision for (benefit from)
  income taxes:
  Current                                    3,900,000                          (252,758)(d)         3,647,242
  Deferred                                   1,450,000                           184,885 (d)         1,634,885
                                    -----------------------------------------------------    ------------------
                                             5,350,000                 0         (67,873)            5,282,127
                                    -----------------------------------------------------    ------------------

Net income (loss)                           $7,737,164          $641,118       ($739,273)           $7,639,009
                                    =====================================================    ==================


Weighted average number of
  common shares                             24,588,610        24,588,610      24,588,610            24,588,610


Earnings (loss) per common share                 $0.31             $0.03          ($0.03)                $0.31


       The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA  FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.       Organization and Financial Statement Presentation

         On May 9, 1995 TCA Cable TV, Inc. ("TCA" or the "Company") through its subsidiaries acquired substantially all of the assets used by Time Warner Entertainment Company, L.P. ("Time Warner") in the operation of the cable television systems in and around the following cities of
         Arkansas: Fayetteville, Elkins, Farmington, Greenland, and unincorporated areas of Washington County ("Fayetteville"). The cost of the acquisition was approximately $39 million, all of which was paid in cash obtained from the Company's bank lines of credit.

         The accompanying pro forma consolidated balance sheet as of January 31, 1995 has been prepared as if the acquisition had occurred as of the balance sheet date. Accordingly, the pro forma balance sheet presents the financial position of the Company, including the acquired assets, as of January 31, 1995.

         The accompanying pro forma consolidated statements of operations have been prepared as if the Company had acquired the Fayetteville system on November 1, 1993. Accordingly, the pro forma consolidated statements of operations present the operating results of the Company plus the operating results of the Fayetteville system for the year ended October 31, 1994 and the three months ended January 31, 1995.

         On May 1, 1995 TCA through its subsidiaries acquired substantially all of the assets used by Time Warner in the operation of the cable television systems in and around the following cities in Arkansas:
         Russellville, Booneville, Paris, Clarksville, Johnson City, Pottsville, Pope County and the unincorporated areas within Arkansas counties in which the foregoing cities are located ("Russellville"). The Russellville acquisition is immaterial and is not included in the pro forma financial statements.

2.       Pro Forma Adjustments

         Pro Forma Consolidated Balance Sheet

  (a)    The purchase price is allocated as follows:

         Property, plant and equipment   $  5,258,822
         Intangibles                       33,801,178
         Account receivables, subscribers     450,893
         Subscriber advance payments         (403,979)
         --------------------------------------------
                                         $ 39,106,914

         Pro Forma Consolidated Statement of Operations

  (b) Additional depreciation and amortization expense has been recorded to reflect an increase in the basis of assets acquired and the revision of the Fayetteville system's depreciation and amortization policy to conform to the Company's policy. Intangibles are amortized straight line over 40 years.

  (c) Additional interest expense has been recorded to reflect the term debt incurred to finance the acquisition.

  (d) The provision for income taxes has been adjusted to reflect the tax provision as if the operations of the Fayetteville system had been taxed at the Company's effective tax rate.

                               INDEX TO EXHIBITS


   Exhibit No.      Description

         2.1 Asset Purchase Agreement, dated January 20, 1995, between Tele-Communications of Northwest Arkansas Limited Partnership and Time Warner Entertainment Company, L.P., through its division Time Warner Cable Ventures.(2)

         2.2 Letter Agreement, dated April 24, 1995, between Tele-Communications of Northwest Arkansas Limited Partnership and Time Warner Entertainment Company, L.P., through its division Time Warner Cable Ventures, amending Asset Purchase Agreement.(3)

        23.1       Consent of Ernst & Young LLP.(3)

__________________

         (1) Previously filed as an exhibit to the Company's annual report on Form 10-K for the year ended October 31, 1994 and incorporated herein by reference.

         (2) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed May 24, 1995 and incorporated herein by reference.

         (3)       Filed herewith.





                                       6